Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-200838 and 333-207570) and Form S-8 (Nos. 333-218233, 333-211644, 333-208998, 333-188949, 333-182062, 333-153239, 333-116532, 333-1404, 333-46301, 333-93867, 333-72301, 333-61038, 333-134504, and 333-168795) of Chubb Limited of our report dated February 23, 2018 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 23, 2018